UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 7, 2008

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A COMMERCIAL WHARF WEST, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Converted Organics has announced changes in management and promotions. The changes are described in a press release, a copy of which is attached as an Exhibit to this Current Report on Form 8-K.

On March 7, 2008 William A. Gildea, Jr. resigned from the Board of Directors given other professional duties and not due to any disagreement with the Board.

On March 7, 2008 the Board of Directors of Converted Organics Inc. appointed Peter J. Townsley as a member of the board. Mr. Townsley was recently hired by the Company as its Executive Vice President of Technology, as part of the acquisition by the Company of the assets of United Organics Products, LLC of Gonzales, California and the intellectual property of Waste Recovery Industries of Paso Robles, California. As an employee board member, Mr. Townsley will not be remunerated for his position on the board. Mr. Townsley is not expected to sit on any of the Committees of the Board of Directors. The Company has entered into an Employment Agreement with Mr. Townsley, a copy of which is attached as an Exhibit to this Current Report on Form 8-K.

Richard Aleo has been appointed Executive Vice President of Sales and Marketing. Mr. Aleo has been with the company since April, 2007.

David Allen will continue in his role as Chief Financial Officer, and has assumed additional responsibilities as Executive Vice President of Administration.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

March 13, 2008	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.1	Employment Agreement Between Converted Organics Inc. and Peter Townsley
99.2	Press Release dated March 13, 2008